Exhibit 10.1
                     SEVERANCE AGREEMENT AND GENERAL RELEASE

         THIS SEVERANCE AGREEMENT AND GENERAL RELEASE (the "Agreement") is hereby entered into on the 20th day of June, 2002, by and between MICHAEL ZWEBNER ("Zwebner") and TALK VISUAL CORPORATION, a Delaware corporation, for itself and on behalf of its agents, officers, directors, affiliates, employees, former employees, successors and assigns (collectively, the "Company").

                                    RECITALS

         WHEREAS, Zwebner and the Company have mutually agreed to no longer be affiliated (except for Zwebner being a shareholder and warrant holder of the Company) effective as of the Separation Date, as defined herein;

         WHEREAS, Zwebner and the Company desire to settle and resolve all outstanding issues and potential disputes which have arisen or could arise between them, including but not limited to, disputes that may arise out of Zwebner's relationships with the Company, and any claims Zwebner may have against the Company, or its employees or agents, under federal or state statutory or common law and any contract or agreement or other right, interest or title; and

         WHEREAS, during his affiliation with the Company, Zwebner borrowed funds from the Company individually (the "Zwebner Loan") and through Hard Disc Cafe, Inc., a corporation controlled by Zwebner (the "Hard Disc Loan" and collectively with the Zwebner Loan, the "Loans").

         NOW, THEREFORE, in consideration of mutual promises, covenants and releases contained within this Agreement and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

                         AGREEMENT

         1. Recitals. All of the foregoing Recitals are true and correct and hereby incorporated into this Agreement.

         2. Termination. The parties acknowledge that Zwebner's consulting agreement with the Company (through Overseas Communications Limited, a foreign corporation, in which Zwebner is a principal shareholder and a director) is hereby terminated as of the date hereof (the "Separation Date") and that no accrued amounts or benefits are owed to Zwebner thereon. The parties further acknowledge that Zwebner is deemed to have resigned from all officer and director positions with the Company (including, without limitation, the position of Chairman of the Board of Directors and any position on any committee of the Board of Directors of the Company) and such positions with any and all subsidiaries and corporate affiliates of the Company.

         3. Repayment of the Loans; Forgiveness of Outstanding Rental Payments. The parties acknowledge that the current amounts due under the Loans are as follows: (i) $93,093.86 (without interest) under the Zwebner Loan; and (ii) $152,114.91 (including applicable accrued interest) under the Hard Disc Loan. Upon the execution of this Agreement, Zwebner shall execute and deliver to the Company a promissory note, in the form of Exhibit "A" attached hereto, evidencing his obligations with respect to the Zwebner Loan. In addition, Zwebner shall cause Hard Disc Cafe, Inc. to execute and deliver to the Company a promissory note, in the form of Exhibit "B" attached hereto, evidencing its obligations with respect to the Hard Disc Loan (collectively, the "Notes").

         The parties further acknowledge that Hard Disc Cafe, Inc. owes the Company approximately $81,709.54 in rental payments relating to the Company's Sacramento, CA facility (the "Outstanding Rent"). As partial consideration for the execution of this Agreement by Zwebner and the joinder by Hard Disc Cafe, Inc., the Company hereby forgives the entire amount of the Outstanding Rent; provided, however, that Hard Disc Cafe, Inc. shall have vacated the Sacramento, CA facility as of the execution of this Agreement.

         4. Issuance of Shares and Warrants to Zwebner. Within 5 days following the full and timely payment of all amounts due under the Loans, the Company shall issue to Zwebner 4,000,000 shares of the common stock of the Company (the "Shares"). In addition, upon the execution of this Agreement, the Company shall grant to Zwebner warrants to purchase 2,5000,000 shares of the common stock of the Company (the "Warrants"). The Shares, when issued, shall be fully paid and non-assessable and shall be deemed "restricted securities" as such term is defined in Rule 144(a)(3) promulgated under the Securities Act of 1933, as amended. The Warrants shall be in the form of Exhibit "C" attached hereto. The Warrants shall be exercisable for a period of one year commencing on the date of the grant of the Warrants. The per share exercise price of the Warrants shall be $0.025. Any shares of common stock of the Company issued under the document representing the Warrants shall be issued in the name of and held in escrow by Adorno & Yoss, P.A. (the "Escrow Agent"), and pledged to the Company in accordance with Section 3 of the Warrant document to secure the payment and performance of the obligations of Zwebner under the Notes.

         The parties acknowledge that in the event that any of the amounts due under the Notes are not paid on a timely basis and in accordance with the respective terms thereof, then the Company shall have no obligation to issue any of the Shares to Zwebner hereunder and Zwebner's rights to receive such Shares and exercise the Warrants shall immediately expire; provided, however, to the extent that Zwebner has paid (or caused to be paid) to the Company any amount due under the Notes at or prior to the maturity date indicated therein, then the Company shall issue for the benefit of Zwebner that pro rata amount of the Shares proportional to the amount that the aggregate principal amount of the Notes have been reduced; provided, further, that any such payments will be applied first to accrued interest and other applicable charges with respect to such obligations, and then applied to principal under the Notes.

         Any such Shares issued pursuant to the preceding paragraph shall be issued in the name of the Escrow Agent (for the benefit of Zwebner) and pledged to the Company to secure the payment and performance of the obligations of Zwebner under the Notes. In the event of default under the Notes, the Company may exercise all rights and remedies of a secured party with respect to the Shares as may be available under the Uniform Commercial Code as in effect in the State of Florida. Upon satisfaction of all of the obligations under the Notes (and provided there are no defaults thereunder), the Company shall deliver to Zwebner the stock certificates representing the Shares and any and all rights of the Company in such shares shall be terminated.

         5. Termination of Participation and Entitlement. Zwebner acknowledges that upon the Separation Date, Zwebner has been paid all amounts due to Zwebner and that except as otherwise provided in Section 4, above, the Company is not and shall not be obligated to pay any additional money, amounts or benefits to Zwebner. Effective with the close of business on the Separation Date, Zwebner's participation in and entitlement to any and all other payments and benefits from the Company shall cease, excluding those that Zwebner was entitled to prior to the Separation Date.

         6. Release by Zwebner. Zwebner, on behalf of himself and his agents, heirs, executors, administrators, successors, representatives and assigns, hereby fully and finally releases and forever discharges the Company, its parents, subsidiaries, affiliates and any other entity under common control or ownership with the Company, including each of their respective officers, directors, shareholders, partners, joint venturers, members, agents, attorneys, employees, representatives, successors and assigns (collectively, "Released
Parties"), from any and all claims, known or unknown, based upon any act or omission by any of the Released Parties occurring prior to and including the date of this Agreement, including but not limited to any claims arising out of or in connection with Zwebner's affiliation and/or the termination of Zwebner's affiliation with the Company, and any claims of discrimination, wrongful discharge, breach of contract, tort and any other personal injury claims, and any claims that the Company violated any law and any claim for additional benefits, and specifically including any rights and claims relating to defamation, workers' compensation, fraud, misrepresentation, intentional or negligent infliction of emotional distress, breach, of any covenant of good faith and fair dealing, negligence, commission, vacation pay, overtime pay, termination or severance pay, the proceeds of any insurance or disability plans, or any other fringe benefits of any kind whatsoever. Zwebner covenants and agrees that, to the maximum extent permitted by applicable law, he will not sue or file or institute or maintain any lawsuit, grievance or arbitration against any of the Released Parties with respect to any of the claims, matters and issues covered by this release, under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act and/or any other regulation, under the common law of any province or state, or under any contract or any other theory of relief. Further, in any legally authorized action, Zwebner waives the right to any form of recovery, compensation or other remedy or relief of any kind. In the event that Zwebner violates any part of this paragraph, the Company shall be entitled to recover damages from Zwebner, including but not limited to attorneys' fees and the costs of defending such a suit or claim.

         This release does not apply to any default under this Agreement or any action to enforce this Agreement.

         7. Release by the Company. The Company, on behalf of itself and its parents, subsidiaries, affiliates and any other entity under common control or ownership with the Company, including each of their respective officers, directors, shareholders, partners, joint venturers, members, agents, attorneys, employees, representatives, successors and assigns, hereby fully and finally releases and forever discharges Zwebner and his agents, heirs, executors, administrators, successors, attorneys, representatives and assigns (collectively, "Released Parties"), from any and all claims, known or unknown, based upon any act or omission by any of the Released Parties occurring prior to and including the date of this Agreement, including but not limited to any claims arising out of or in connection with Zwebner's affiliation (either individually or through the consulting agreement with Overseas Communications Limited) and/or the termination of Zwebner's affiliation with the Company, and any claims of discrimination, wrongful discharge, breach of contract, tort and any other personal injury claims, and any claims that Zwebner violated any law and any claim for additional benefits, and specifically including any rights and claims relating to defamation, workers' compensation, intentional or negligent infliction of emotional distress, breach, of any covenant of good faith and fair dealing, negligence, commission, vacation pay, overtime pay, termination or severance pay, the proceeds of any insurance of disability plans, or any other fringe benefits of any kind whatsoever. Notwithstanding the foregoing, the Company shall not release any of the Released Parties for any claims, liabilities, damages or losses arising from any of the following: (i) fraud, embezzlement, misappropriation of funds or breach of trust by any of the Released Parties, or (ii) willful misconduct or gross negligence by any of the Released Parties in connection with the affiliation of the Released Parties with the Company. The Company covenants and agrees that, to the maximum extent permitted by applicable law, the Company will not sue or file or institute or maintain any lawsuit, grievance or arbitration against any of the Released Parties with respect to any of the claims, matters and issues covered by this release, under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act and/or any other regulation, under the common law of any province or state, or under any contract or any other theory of relief. Further, in any legally authorized action, the Company waives the right to any form of recovery, compensation or other remedy or relief of any kind. In the event that the Company violates any part of this paragraph, Zwebner shall be entitled to recover damages from the Company, including but not limited to attorneys' fees and the costs of defending such a suit or claim.

         This release does not apply to any default under this Agreement or any action to enforce this Agreement.

         8. Confidentiality of Agreement. Zwebner and the Company (and its officers and directors) agree not to disclose the terms or existence of this Agreement or anything relating to his affiliation with the Company to any employee, prospective employee, customer, prospective customer, or vendor or other business partner of the Company or its subsidiaries, any other person doing business with the Company or its subsidiaries, any member of the media, or to any attorney or other representative of the foregoing, except as may be required in response to lawful process of any judicial authority, and except as may be necessary in the pursuit of subsequent employment.

         9. Return of Company Property. Zwebner shall immediately return to the Company any and all items of Company property, including, but not limited to computers, credit cards, keys, ID cards, calculators, computer passwords, and "Confidential Information" (as described below).

         10. Confidential Information. As of the Separation Date, Zwebner shall have returned to the Company all documents, letters, notes, programs, software, media, photographs, lists, manuals, records, notebooks, and similar repositories of or containing "Confidential Information" (as described in this Section), including all copies thereof, whether prepared by Zwebner or others, that are in Zwebner's possession. Zwebner will not, directly or indirectly, use, disseminate, disclose, lecture upon, or publish articles concerning any Confidential Information, unless specifically authorized in writing by an authorized officer of the Company. The term "Confidential Information" means all of the valuable, confidential, and proprietary business, financial, technical, economic, sales, and/or other types of proprietary business information relating to the Company (including all trade secrets), in whatever form, whether oral, written, or electronic, to which Zwebner has, or is given (or has had or been given), access as a result of his affiliation with the Company. Such Confidential Information includes, without limitation, non-public information regarding the Company's products, equipment, processes, systems, programs or services, including information relating to research, development, inventions, manufacturing, purchasing, accounting, marketing, merchandising, selling, financial affairs, plans, pricing, clients, customer lists, personnel, operations or business activities. This restriction shall not apply to any Confidential Information that (i) becomes known generally to the public through no fault of the Zwebner; (ii) is required by applicable law, legal process, or any order or mandate of a court or other governmental authority to be disclosed; or (iii) is reasonably believed by Zwebner, based upon the advice of legal counsel, to be required to be disclosed in defense of a lawsuit or other legal or administrative action brought against Zwebner; provided, that in the case of clauses (ii) or (iii) above, Zwebner shall give the Company reasonable advance written notice of the Confidential Information intended to be disclosed and the reasons and circumstances surrounding such disclosure, in order to permit the Company to seek a protective order or other appropriate request for confidential treatment of the applicable Confidential Information.

         11. Non-Disparagement. As a material inducement to enter into this Agreement, each of the parties agrees that each will at all times refrain from taking any action or making any statements which may injure or disparage the goodwill or reputation of the other within the business community or to the public at large, and, in the case of the Company, their respective shareholders, customers, officers, directors, attorneys, employees, subsidiaries, related entities, successors and assigns.

         12. Enforcement of Agreement. Zwebner recognizes that a breach of any of the provisions of Sections 8, 9, 10 or 11 of this Agreement would cause irreparable damage to the Company's business and that such damage will be difficult or impossible to measure. Therefore, in the event of a violation or a threatened violation by Zwebner of the terms of this Agreement, which violation or threatened violation has been proven by a preponderance of the evidence in a court of competent jurisdiction, Zwebner hereby acknowledges and agrees that the Company will have the right, in addition to all other remedies available to it at law or in equity, to affirmative or negative injunctive relief from a court of competent jurisdiction (i) restraining Zwebner from disclosing, in whole or in part, any Confidential Information to any person, firm, corporation, partnership, association or other entity to whom or to which such Confidential Information is threatened to be disclosed; and/or (ii) restraining Zwebner from any continued or threatened violation of the covenants contained in this Agreement. Under no circumstances will the Company be entitled to enjoin Zwebner or terminate any of Zwebner's benefits without proof in a court of competent jurisdiction, by a preponderance of the evidence, that Zwebner has violated or has threatened to violate the terms of this Agreement. Zwebner agrees to entry of an appropriate protective order to ensure confidentiality of all documents and any other relevant evidence.

         13. Notices. All notices, offers, acceptances, requests and other communications under or pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been given when personally delivered or deposited in the United States mail, certified or registered mail, with postage prepaid, or sent by facsimile or recognized overnight courier service addressed as follows:

                  If to the Company:            Talk Visual Corporation
                                                3550 Biscayne Boulevard
                                                Suite 706
                                                Miami, Florida 33137
                                                Facsimile: (305) 572-0576
                                                Attention: Michael Rollins

                  If to Zwebner:                Michael Zwebner
                                                The Jockey Club 3, Apt. 1058
                                                11111 Biscayne Boulevard
                                                Miami  Florida  33181
                                                Facsimile: (305) 893-6759

         Any party may change his or its address set forth in this Section, by written notification.

         14. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida.

         15. Amendment. This Agreement may be amended only by a written document signed by Zwebner and an executive officer of the Company.

         16. Right to Consult with Counsel. Zwebner acknowledges that the Company informed Zwebner that Zwebner has the right to consult with an attorney before signing this Agreement, and that this Section shall constitute written notice to Zwebner of such right to be advised by legal counsel.

         17.  Entire  Agreement.  This  Agreement  (along  with all  attachments hereto) constitutes the entire agreement of the parties hereto and supersedes all prior agreements, understandings, negotiations and discussions, both written and oral, between the parties hereto with respect to the subject matter hereof and is not intended to confer upon any other person any rights or remedies hereunder except as expressly provided herein. The parties have not relied upon any promises, representations, warranties, agreements, covenants or undertakings, other than those set forth or referred to herein.

         18. Severability. The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning. However, in the event that a court of competent jurisdiction deems any provision hereof to be unreasonable, void or unenforceable, such provision(s) of this Agreement declared void, unreasonable or unenforceable shall be deemed revised to the minimum amount necessary in order to be valid and enforceable, and if such provision(s) cannot be so revised, such provision(s) shall be deemed severed from the remainder of the Agreement, which shall continue in all other respects to be valid and enforceable.

         19. Acknowledgments. Zwebner declares that Zwebner has read and understands all the terms of this Agreement; that Zwebner has had ample opportunity to review it with Zwebner's attorney before signing it; that no promise, inducement, or agreement has been made except as expressly provided in this Agreement; that it contains the entire Agreement between the parties; and that Zwebner enters into this Agreement fully, voluntarily, knowingly and without coercion.

         20. Successors and Assigns. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of all parties.

         21. Waiver. Any failure by a party hereto to comply with any obligation, agreement or condition herein may be expressly waived, but such waiver or failure to insist upon strict compliance with such obligation, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         22. Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The specifications of any dollar amount in the representations and warranties or otherwise in this Agreement is not intended and shall not be deemed to be an admission or acknowledgment of the materiality of such amounts or items, nor shall the same be used in any dispute or controversy between the parties to determine whether any obligation, item or matter (whether or not described herein or included in any schedule) is or is not material for purposes of this Agreement.

         23. Counterparts. This Agreement may be signed in one or more counterparts, each of which when so executed shall be deemed an original and together shall constitute one and the same instrument.

         24. Variations in Pronouns. All pronouns and any variation thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the antecedent persons or entity or entities may require.

         25. Further Documentation. The parties shall execute and deliver any other instruments or documents and take any further actions after the execution of this Agreement, which may be reasonably required for the implementation of this Agreement and the transactions contemplated hereby.



                      [Signatures Begin on Following Page]

         IN WITNESS WHEREOF, the undersigned have executed and delivered this Severance Agreement and General Release as of the day and year first above written.


                             TALK VISUAL CORPORATION


                          By:
                                  ---------------------------------------------
                          Name:
                                  ---------------------------------------------
                          Title:
                                  ---------------------------------------------

                             JOINDER AND ACCEPTANCE

         The undersigned, intending to be legally bound, and understanding that Michael Zwebner and Talk Visual Corporation have entered into that certain
Severance Agreement and General Release dated as of date hereof (the "Agreement"), covenants that it shall be bound by the terms and conditions contained in Sections 3 and 4 of the Agreement.

         The undersigned has executed this Joinder and Acceptance as of the ____ day of ___________, 2002.


                              HARD DISC CAFE, INC.



                         By:
                                 ----------------------------------------------
                         Name:
                                 ----------------------------------------------
                         Title:
                                 ----------------------------------------------

                                          Michael Zwebner

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